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                                                                    EXHIBIT 23.1

                [LETTERHEAD OF ARTHUR ANDERSEN LLP APPEARS HERE]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 21, 1996, on our audit of the balance sheet of Medallion Financial Corp. as of December 31, 1995, and to all references to our Firm included in this registration statement.


                                          /s/ Arthur Andersen LLP

                                          ARTHUR ANDERSEN LLP

Boston, Massachusetts
December 31, 1996